Exhibit 10.36

FIRST ADDENDUM TO SUBSCRIPTION AGREEMENT

between

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

and

BLUE LABEL TELECOMS LIMITED

1	PARTIES

1.1	The Parties to this Agreement are –

1.1.1	Net1 Applied Technologies South Africa Proprietary Limited; and

1.1.2	Blue Label Telecoms Limited.

1.2	The Parties agree as set out below.

2	INTERPRETATION

In this Addendum -

2.1	"Addendum" means this addendum agreement;

2.2

"Agreement" means the subscription agreement entered into between the Parties on 4 October 2016 relating to the Subscription by Net1 Applied Technologies South Africa Proprietary Limited for 117,924,528 (one hundred and seventeen million nine hundred twenty four thousand five hundred and twenty eight) ordinary shares in Blue Label Telecoms Limited for an aggregate subscription price of R2,000,000,000.00 (two billion rand);

2.3	"Parties" means the parties to this Addendum; and

2.4	words and phrases defined in the Agreement will bear the same meanings herein.

3	VARIATION OF AGREEMENT

3.1	The Agreement is hereby varied as follows -

3.1.1	clause 2.1.9 is hereby deleted in its entirety;

3.1.2	clause 2.1.21 of the Agreement is hereby deleted in its entirety and replaced with the following new clause –

"2.1.21

"Subscription Date" means the first business day after fulfilment or waiver, as the case may be, of the last outstanding Condition Precedent, being 17 November 2016 on the assumption that the Condition Precedent contained in clause

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4.1.2	is fulfilled on 16 November 2016;";

3.1.3	clause 4.1.1 of the Agreement is hereby deleted in its entirety and replaced with the following new clause –

"4.1.1	by not later than 20 October 2016, the guarantee in the form attached to the Agreement has been issued to the Company;";

3.1.4	clause 4.1.2 of the Agreement is hereby deleted in its entirety and replaced with the following new clause –

"4.1.2

by not later than 16 November 2016, the Shareholders, in general meeting, have resolved to place the Subscription Shares under control of directors for purposes of issuing the Subscription Shares to the Subscriber";

3.1.5	clause 5.2 of the Agreement is hereby deleted in its entirety and replaced with the following new clause –

"5.2

On the Subscription Date, the Aggregate Subscription Price will be settled in full on behalf of the Subscriber in accordance with the guarantee referred to in clause 4.1.1, it being agreed that a failure by the Company to timeously demand payment under such guarantee shall not entitle the Company to make any claim of any nature whatsoever against the Subscriber under this Agreement (provided that in those circumstances the Subscriber shall nevertheless use its reasonable commercial endeavours to procure that such guarantee is re-issued or reinstated on the same terms but for any necessary changes which may be required to enable the Company to immediately demand payment under any such reinstated or replacement guarantee). In the circumstances where the guarantor under the guarantee referred to in clause 4.1.1 (or any reinstated or replaced version thereof) fails, for whatever reason (other than the failure by the Company to timeously demand payment under such guarantee), to effect payment, the Company shall be entitled to claim the Aggregate Subscription Price (or any outstanding portion thereof) directly from the Subscriber, subject to the remaining terms of the Agreement.";

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3.1.6	clause 6 of the Agreement is hereby deleted in its entirety and replaced with the following new clause –

"6	GUARANTEE

6.1	The Parties hereby agree to the form of guarantee contained in Annexure 1.

6.2

Without prejudice to the rights of the Company in terms of this Agreement or at law, the Company shall be entitled to terminate this Agreement should the guarantor under the guarantee referred to in clause 4.1.1 fail, in breach of such guarantee, to make payment within 2 (two) business days of the Subscription Date.

3.2	The Parties agree that Annexure 1 referred to in the new proposed clause 6 shall be Annexure 1 to this Addendum.

4	SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum, all of the remaining terms and conditions of the Agreement shall mutatis mutandis continue in full force and effect.

5	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum.

6	SIGNATURE

6.1	This Addendum is signed by the Parties on the dates and at the places indicated below.

6.2

This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Addendum as at the date of signature of the Party last signing one of the counterparts.

6.3	The persons signing this Addendum in a representative capacity warrant their authority to do so.

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6.4

The Parties record that it is not required for this Addendum to be valid and enforceable that a Party shall initial the pages of this Addendum and/or have its signature of this Addendum verified by a witness.

SIGNED at Sandton on October 20, 2016

For and on behalf of
NET1 APPLIED TECHNOLOGIES
SOUTH AFRICA PROPRIETARY
LIMITED

/s/ Herman G. Kotzé
Signature
Herman G. Kotzé

___________________________
Name of Signatory
Director

____________________________
Designation of Signatory

SIGNED at Sandton on October 20, 2016

For and on behalf of
BLUE LABEL TELECOMS LIMITED

/s/ David Rivkind
Signature
David Rivkind
_______________________________
Name of Signatory
Duly authorised signatory
_______________________________
Designation of Signatory

ANNEXURE 1

FORM OF GUARANTEE

Blue Label Telecoms Limited
75 Grayston Drive
Morningside
Sandton
Attention:         The Chief Executive Officer

20 October, 2016

Dear Sirs,

BANK GUARANTEE NO [ • ]

1.

We, FirstRand Bank Limited (acting through its Rand Merchant Bank division), with registration number 1929/001225/06 having our head office at 1st Floor, 4 Merchant Place, Cnr Fredman Drive and Rivonia Road, Sandton, 2196 (the Guarantor), provide this bank guarantee (this Bank Guarantee) in accordance with clause 6.1.1 (Subscriber Undertakings) of a subscription agreement (the Subscription Agreement) concluded on or about 4 October 2016 between Blue Label Telecoms Limited, registration number 2006/022679/06, (the Company) and Net1 Applied Technologies South Africa Proprietary Limited, registration number 2002/031446/07, (the Subscriber) in connection with the proposed subscription by the Subscriber of 117,924,528 ordinary shares (the Shares) in the Company (Proposed Subscription), as amended by a first addendum entered into between the Company and the Subscriber on 20 October 2016.

2.	We understand that:

2.1	the Proposed Subscription will be subject to the terms and conditions set out in the Subscription Agreement;

2.2

the implementation of the Proposed Subscription will be subject to the fulfilment of the condition precedent set out in clause 4.1.2 of the Subscription Agreement (the Subscription Condition Precedent) by not later than 16 November 2016; and

2.3

should the Proposed Subscription be implemented in accordance with the terms and conditions of the Subscription Agreement, the aggregate subscription price for the Shares that will be payable by the Subscriber to the Company in accordance with the terms and conditions of the Subscription Agreement will be an amount of R2,000,000,000 (the Aggregate Subscription Price).

3.	The Guarantor, subject to the terms of this Bank Guarantee, hereby irrevocably guarantees the payment by the Subscriber to the Company of the Aggregate Subscription Price (theGuaranteed Amount).

4.

Subject to compliance with the terms of this Bank Guarantee (including but not limited to the provisions of paragraphs 8.4 and 8.5), the Company shall be entitled to demand payment from the Guarantor either on (and not before) 17 November 2016 or before 12h00 on 18 November 2016 (the Expiry Date and Time), of the Aggregate Subscription Price.

5.

The demand against the Guarantor under this Bank Guarantee shall be furnished in writing to the Guarantor at its address: 14th Floor, 1 Merchant Place, 1 Fredman Drive, Sandton, 2196 and marked for the attention of Head of Transaction Management, Investment Banking Division, with a copy to Chris Wethagen and Ziyaad Manie, and shall state that the Company is demanding payment in discharge of the Subscriber's obligation to settle the Aggregate Subscription Price in terms of the Subscription Agreement.

6.

This Bank Guarantee shall be irrevocable and shall remain in full force and effect until the Expiry Date and Time, by which time and date the demand by the Company should have been received at our address. Any demand received at the Guarantor's address after the Expiry Date and Time shall not be considered.

7.	This Bank Guarantee shall be governed by, and construed in all respects in accordance with, the laws of the Republic of South Africa.

8.	Notwithstanding anything contained herein above:

8.1	the Guarantor’s maximum liability under this Bank Guarantee shall not exceed the Guaranteed Amount;

8.2	this Bank Guarantee shall be valid only until the earlier of the following times:

8.2.1

the time of day on the date on which the Aggregate Subscription Price is received by the Company (in the Designated Account under (and as defined in) the Subscription Agreement) from the Guarantor on behalf of the Subscriber;

8.2.2	the delivery of any notice in terms of paragraph 8.5; and

8.2.3	the Expiry Date and Time,

at which time it shall automatically expire and be of no further force or effect. Any demand received at the Guarantor's address after such expiry shall not be considered;

8.3

the Guarantor is liable to immediately (i.e. within 1 business day) pay the Guaranteed Amount but only if you serve upon it a demand as stated above before the Expiry Date and Time, where after it ceases to be in effect and all the Company’s rights under this Bank Guarantee shall be forfeited and the Guarantor shall be discharged from all liability under this Bank Guarantee, whether or not the original guarantee is returned to the Guarantor;

8.4

any demand for payment under this Bank Guarantee shall be accompanied by written confirmation from the Company to the Subscriber and the Guarantor confirming that, as at 16 November 2016, (i) no event contemplated in the Annex to this Bank Guarantee (other than clause 8.1.7 of such Annex) has occurred on or before 16 November 2016; and (ii) in respect of clause 8.1.7 of the attached Annex, a positive statement that the relevant warranties are true and correct in all respects as at 16 November 2016;

8.5

the delivery by the Subscriber of a written notice in terms of the provisions of clause 8.2 of the Subscription Agreement (Conditions to Subscription and Subscriber's Right to Terminate) (the MAC Notice) at any time prior to 17h00 on 16 November 2016 (the MAC Cut Off Date and Time) in terms of which it summarily terminates the Subscription Agreement, to the Company (and with a copy to the Guarantor), shall cause this Bank Guarantee to immediately and automatically expire and cease to be of any further force or effect and any payment demand made by the Company under this Bank Guarantee after delivery of the MAC Notice shall therefore be a nullity and shall not be considered, provided that no MAC Notice delivered after the MAC Cut Off Date and Time shall be considered a nullity under this Bank Guarantee and shall not be considered. The MAC Notice shall be furnished in writing to the Guarantor at its address: 14th Floor, 1 Merchant Place, 1 Fredman Drive, Sandton, 2196 and marked for the attention of Head of Transaction Management, Investment Banking Division, with a copy to Chris Wethagen and Ziyaad Manie prior to the MAC Cut Off Date and Time;

8.6	only the Company shall be entitled to demand payment of any sum from the Guarantor under this Bank Guarantee; and

8.7	no payment of all or any part of the Guaranteed Amount shall be made if doing so would be illegal or contrary to applicable law.

9.	This Bank Guarantee is neither negotiable nor transferable.

10.

Promptly on receipt by the Company of the Aggregate Subscription Price as contemplated in paragraph 8.2.1 above and, in any event, by no later than 3 Business Days thereafter, the Company shall deliver to the Guarantor the original of the Bank Guarantee at the address set out in paragraph 5 above.

___________________________________________________	___________________________________________________
For and on behalf of:	For and on behalf of:

FirstRand Bank Limited (acting through	FirstRand Bank Limited (acting through its
its Rand Merchant Bank Division)	Rand Merchant Bank Division)

Name: _______________________________________________	Name: _______________________________________________

Office: _______________________________________________	Office: _______________________________________________

____________________________________________________	__________________________________________________
For and on behalf of:	For and on behalf of:

NET1 APPLIED TECHNOLOGIES	BLUE LABEL TELECOMS LIMITED
SOUTH AFRICA PROPRIETARY
LIMITED

Name: _______________________________________________	Name: _______________________________________________

Office: _______________________________________________	Office: _______________________________________________

Annex

EXTRACT FROM CLAUSE 8.1 OF THE SUBSCRIPTION AGREEMENT]

8	CONDITIONS TO SUBSCRIPTION AND SUBSCRIBER'S RIGHT TO TERMINATE

8.1

Notwithstanding anything to the contrary contained in this Agreement (including the fulfilment or waiver, as the case may be, of the Condition Precedent), the Subscriber will only be obliged to subscribe for the Subscription Shares if, as at 23h50 on the day immediately preceding the Subscription Date -

8.1.1	neither the Group nor any Group Company has disposed of any of its material assets outside of the ordinary or usual course of business;

8.1.2	no Group Company has been liquidated or placed under judicial management, whether provisionally or finally (and no application has been launched in this regard);

8.1.3	no Group Company has commenced business rescue proceedings under the Companies Act;

8.1.4

no Group Company has, in respect of the 18 (eighteen) month period prior to the Signature Date, committed an act which, if it were a natural person would constitute an act of insolvency as defined in the Insolvency Act, No 24 of 1936, or any other applicable Act;

8.1.5	no Group Company has, in respect of the 18 (eighteen) month period prior to the Signature Date, compromised with its creditors generally, or attempted to do so;

8.1.6

in respect of the 18 (eighteen) month period prior to the Signature Date, no material creditor of any Group Company has given notice of its intention to take any action to enforce its rights and/or remedies in terms of any material debt owed to it;

8.1.7	each of the warranties contained in clause 7.1 is true and correct in all respects; and

8.1.8

no interdict, judgment or other order or action of any court or governmental authority restraining, prohibiting or rendering illegal the implementation of the transactions contemplated hereby shall be in effect, and no legal proceeding shall have been instituted by any person (including any governmental authority) seeking to prohibit, restrict or delay or declare illegal the implementation of the transactions contemplated in this Agreement.